Exhibit 99.1

FOR IMMEDIATE RELEASE

MasterCraft Announces Share Repurchase Activities

VONORE, Tenn. — Feb. 19, 2016 — MCBC Holdings, Inc. (NASDAQ: MCFT) “MasterCraft,” the parent of MasterCraft Boat Company, world-renowned designer, manufacturer and marketer of premium performance sport boats, announced today that its Board of Directors has authorized share repurchase activities utilizing a portion of the company’s growing cash balance.

“The Board and senior management strongly believe that MasterCraft’s free cash flow, growth prospects and long-term strategy are not reflected by the company’s current stock price,” said Frederick Brightbill, Chairman of the Board of MasterCraft.

The Board has authorized an up to $15 million stock repurchase program under which the company may repurchase common shares from time to time in open-market purchases, accelerated share repurchase transactions or privately negotiated transactions, in each case subject to market conditions and other factors. The stock buyback program is effective immediately and may be utilized through the end of fiscal year 2017.

Brightbill commented, “MasterCraft has delivered a solid fiscal 2016 first half, and we expect to continue to drive profitable organic growth and generate free cash flow for the remainder of fiscal 2016. Furthermore, we have a strong balance sheet with no outstanding debt and significant liquidity. Therefore, the Board has concluded that a share repurchase program is a prudent use of cash at this time.”

As part of the stock repurchase program, the Board announced that it has authorized the company to purchase 362,094 shares of common stock for an aggregate purchase price of $4.1 million from certain members of the company’s senior management, who are selling the shares to satisfy tax liabilities related to the vesting of restricted stock. As disclosed in the company’s registration statement related to its July 2015 IPO, prior to the IPO certain members of senior management were awarded shares of restricted stock, which vested in January 2016.

Brightbill stated, “We believe this transaction will allow us to retire a significant number of the company’s outstanding shares in a single transaction at an attractive price.” The shares will be purchased at a price of $11.37, which reflects the volume-weighted average price for the five-day trading period ended February 18, 2016. Following the close of the transaction, the company will have approximately 18.6 million fully diluted common shares outstanding. This repurchase will reduce the availability for future purchase under the stock repurchase program to $10.9 million.

“The Board’s decision to authorize the stock repurchase program and purchase of vested shares was made in connection with our regular review of the company’s strategic options,” continued Brightbill. “The actions announced today reflect the Board’s view that the company’s shares are undervalued and do not inhibit our ability to pursue our strategic growth initiatives. As MasterCraft continues to deliver sustainable, profitable revenue and margin growth, we will continue to evaluate the most prudent use of the company’s strong balance sheet and free cash flow with the goal of maximizing long-term shareholder value.”

About MCBC Holdings, Inc.

Headquartered in Vonore, Tenn., MCBC Holdings, Inc. (NASDAQ: MCFT) is the parent of MasterCraft Boat Company, a world-renowned innovator, designer, manufacturer, and marketer of premium performance sport boats. Founded in 1968, MasterCraft has cultivated its iconic brand image through a rich history of industry-leading innovation, and more than four decades after the original MasterCraft made its debut the company’s goal remains the same — to continue building the world’s best ski, wakeboard, wakesurf and luxury performance powerboats. For more information, visit www.mastercraft.com.

CONTACT:

Tim Oxley

Chief Financial Officer

(423) 884-2221

Tim.Oxley@mastercraft.com

Matt Sullivan

(612) 455-1709

Matt.Sullivan@padillacrt.com

Forward-Looking Statements

This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can often be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and include statements in this press release concerning our anticipated financial performance for fiscal 2016 and our use of the described share repurchase authority.

Forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including general economic conditions, demand for our products, changes in consumer preferences, competition within our industry, our reliance on our network of independent dealers, our ability to manage our manufacturing levels and our large fixed cost base, and the successful introduction of our new products. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2015, filed with the Securities and Exchange Commission (the “SEC”) on September 18, 2015 and our other filings with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements. The discussion of these risks is specifically incorporated by reference into this press release.

Any such forward-looking statements represent management’s estimates as of the date of this press release. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue or cause our views to change, whether because of new information, future events, changes in assumptions or otherwise. Comparison of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

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